Exhibit 10.147

PROMISSORY NOTE

$43,300,000.00	August 8, 2007

PRIME LASALLE/MADISON PARTNERS, LLC, an Illinois limited liability company (“Borrower”), FOR VALUE RECEIVED, promises to pay KBS DEBT HOLDINGS, LLC, a Delaware limited liability company (“Lender”), OR ORDER, at such place as the holder hereof may from time to time designate in writing, the principal sum of Forty-Three Million Three Hundred Thousand and No/100 Dollars ($43,300,000.00) or so much thereof as may from time to time have been advanced to Borrower under this Note, with interest on the outstanding principal amount at the Note Rate (as hereinafter defined), together with Additional Interest (as hereinafter defined) payable as set forth herein.

DEFINITIONS

For the purpose of this Note:

“Accounts” shall have the meaning ascribed to it in the Loan Agreement (defined below).

“Actual Maturity” shall mean the date upon which the entire unpaid indebtedness evidenced by this Note becomes due and payable in accordance with the terms hereof or any of the other Loan Documents (whether at Stated Maturity, Extended Maturity, or upon acceleration following an Event of Default, voluntary prepayment or otherwise).

“Bankruptcy Proceeding” shall have the meaning ascribed to it in the Loan Agreement.

“Base Interest” shall mean the interest accruing on the principal balance of the Loan outstanding under this Note from time to time at the then applicable Note Rate.

“Borrower” shall mean Prime LaSalle/Madison Partners, LLC, an Illinois limited liability company, and its successors and assigns.

“Default Interest Rate” shall mean interest on any overdue amount outstanding hereunder from time to time at the rate of five percent (5%) plus the Note Rate.

“Event of Default” shall have the meaning ascribed to it in Section 4(a) hereof.

“Extended Maturity” shall have the meaning ascribed to it in the Loan Agreement.

“Highest Note Rate” shall mean the highest Note Rate in effect at any time through Actual Maturity.

“Interest Reserve Account” shall have the meaning ascribed to it in the Loan Agreement.

“Lender” shall mean KBS Debt Holdings, LLC, a Delaware limited liability company, or its successors or assigns.

“LIBOR Rate” shall mean the 30-day London Interbank Offered Rate as reported in The Wall Street Journal or similar publication.

“Loan” shall mean the loan evidenced by this Note.

“Loan Agreement” shall mean that certain Loan Agreement, between Lender and Borrower dated as of even date herewith, as the same may hereafter be amended, modified and restated from time to time.

“Loan Documents” shall mean this Note, the Loan Agreement, the Mortgage, the Guaranty, the Limited Repayment Guaranty, the Environmental Indemnity, the Clearing Account Agreement, the Cash Management Agreement, Pledge and Assignment of Interest Reserve Account (each as defined in the Loan Agreement) and all other documents executed in connection with the Loan, each as the same may hereafter be amended, modified and restated from time to time.

“Mortgage” shall have the meaning ascribed to it in the Loan Agreement.

“Note Rate” shall mean the LIBOR Rate plus the Spread. The Note Rate shall be adjusted by Lender every thirty (30) days pursuant to Section 1(c) based on the then applicable LIBOR Rate plus the Spread; but in no event shall the Note Rate be less than seven and ninety-five one-hundredths percent (7.95%).

“Payment Date” shall be the first day of every calendar month.

“Prepayment Event” shall have the meaning ascribed to it in Section 2(b) hereof.

“Prepayment Lockout Date” shall mean the date that is the first anniversary of the date of this Note.

“Property” shall have the meaning ascribed to it in the Loan Agreement.

“Spread” shall mean two and ninety-five one-hundredths percent (2.95%).

“Spread Maintenance Premium” shall mean an amount equal to the product of (i) the total number of days between the Payment Date on which the prepayment occurs and the date that is the last day of the 24th month after the date of this Note divided by 360, (ii) the Spread, and (iii) $43,300,000.

“Stated Maturity” shall mean September 1, 2010.

“Term” shall mean the period beginning on the date of this Note and ending at Actual Maturity.

All capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Loan Agreement.

1. Payments.

(a) Base Interest. Borrower shall make monthly payments of Base Interest, in arrears, on each Payment Date. Lender shall, so long as there remain sufficient funds in the Interest Reserve Account and subject to the requirements set forth in Section 3(c) of the Loan Agreement, disburse Loan proceeds from the Interest Reserve Account on each Payment Date to pay Base Interest. The foregoing shall not in any manner affect or impair Borrower’s obligation to continue to pay all Base Interest accruing on the Loan.

(b) Actual/360 Interest Calculation. All interest due under Section 1(a) shall be computed on the basis of a 360 day year, and the amount of interest payable each month pursuant to this Section 1(b) will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the Note Rate, dividing the product by 360 and multiplying the quotient by the actual number of days elapsed during the month. Borrower understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

(c) Determination of Note Rate. Adjustments to the Note Rate shall be determined based on the LIBOR Rate published five (5) Business Days prior to the first day of each calendar month (in the event no such LIBOR Rate is published in The Wall Street Journal on such date, then the next immediately preceding date on which the LIBOR Rate is published by The Wall Street Journal). In the event the LIBOR Rate ceases to be published or is otherwise unascertainable, Lender shall select a comparable reference rate as the new index for purposes of calculating the Note Rate and Lender shall provide prompt written notice to Borrower of its selected reference rate.

(d) Actual Maturity. The entire outstanding principal amount advanced hereunder together with all accrued and unpaid interest, including Base Interest, and all other charges due hereunder shall be due and payable at Actual Maturity.

(e) Application of Payments. All payments made on this Note shall be applied first to reasonable and actual third party costs and expenses (including reasonable attorneys’ fees) payable with respect to any Event of Default, then to Base Interest currently due, and then to principal under this Note.

(f) Form of Payments. Payments hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds, payable to the order of Lender, or to such agent for Lender, as Lender may from time to time direct.

2. Prepayment.

(a) Voluntary Prepayment. Borrower shall not have the right to voluntarily prepay all sums due hereunder and under the Loan Documents prior to the Prepayment Lockout Date. After the Prepayment Lockout Date and continuing until the date that is the second anniversary of the date of this Note, Borrower may voluntarily prepay in whole (but not in part) all sums due hereunder and under the Loan Documents on a Payment Date upon the payment of the Spread Maintenance Premium and provided that Lender shall have received at least thirty (30) days prior written notice of prepayment. After the date that is the second anniversary of the date of this Note, Borrower may voluntarily prepay in whole or in part any or all sums due hereunder and under the Loan Documents on a Payment Date without the payment of the Spread Maintenance Premium or other prepayment premium or fee, provided that Lender shall have received at least thirty (30) days prior written notice of prepayment

(b) Acceleration. Except as specified in Section 2(a), Borrower shall not make any prepayment of principal, in whole or in part, before Stated Maturity. If the indebtedness evidenced hereby is prepaid in violation of this Section 2(b) or as a result of acceleration after an Event of Default (each, a “Prepayment Event”), Borrower shall be obligated to pay to Lender, all amounts owing under this Note and the other Loan Documents and, if the Prepayment Event occurs prior to the second anniversary of the date of this Note, pay the Spread Maintenance Premium.

3. Late Charge. In the event any amount of the Base Interest due with respect to the Loan remains unpaid for more than five (5) days after the date of the same becomes due and payable (without regard to any applicable notice or cure period), Borrower shall immediately, without notice, pay Lender a late charge of five percent (5%) of the amount of the payment due. Such charge shall be payable to Lender as additional interest and not as a penalty.

4. Default.

(a) Event of Default. An “Event of Default” shall occur hereunder in the event of the following:

(i) the failure of Borrower to make the full and punctual payment of any installment of principal and/or interest due hereunder or any other sum due and payable hereunder or under the other Loan Documents, which failure is not cured on or before the fifth (5th) day after the date such payment was due, or

(ii) the failure of Borrower to perform and observe any covenant, obligation, agreement or undertaking hereunder (not otherwise referred to in this Section 4(a)) within thirty (30) days following written notice thereof from Lender, provided, however, that if such non-monetary default cannot, with diligence, be cured within such thirty (30) day period, then so long as Borrower is diligently pursuing a cure for such default, Borrower shall have an additional sixty (60) days after the expiration of the initial thirty (30) days within which to cure such default; or

(iii) the occurrence of an Event of Default under the Loan Agreement, the Mortgage or any of the other Loan Documents, which has not been cured within the time permitted thereunder.

(b) Acceleration. Lender may, by notice to Borrower at any time during the existence of an Event of Default, declare immediately due and payable the entire principal amount outstanding hereunder, together with all interest and other charges due hereunder, including, without limitation, all Base Interest.

(c) Default Interest Rate. After an Event of Default, the Default Interest Rate shall apply in place of the Note Rate to all amounts outstanding under the Loan.

(d) Remedies. The remedies of Lender as provided herein, or in the Loan Documents, or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur. The failure at any time to exercise any right or remedy shall not constitute a waiver of the right to exercise the right or remedy at any other time.

5. Security. Borrower’s obligations under this Note are secured by, among other instruments, the Mortgage and the other Loan Documents.

6. Waiver. Except for notices which are required by the express terms of the Loan Documents, presentment for payment, demand, notice of dishonor, protest, and notice of protest, stay of execution and all other defenses to payment generally are hereby waived by Borrower. No extension or indulgence or release of collateral granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of Lender herein.

7. Exculpation.

(a) Borrower Exculpation. The provisions of this Note are subject to the provisions of Section 21 of the Loan Agreement.

(b) Lender Exculpation. Notwithstanding anything to the contrary contained in this Note, neither Lender nor any present or future shareholder, director, officer or partner of Lender or of any entity which is now or hereafter a shareholder, director, officer or partner of Lender (or of any entity which is now or hereafter a shareholder, director, officer or partner of a shareholder, director, officer or partner of Lender) shall have any personal liability, directly or indirectly, under or in connection with this Note or any agreement made or entered into under or in connection with the provisions of this Note, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Borrower hereby forever and irrevocably waives and releases any and all such personal liability. In addition, neither Lender nor any successor or assign of Lender shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject. The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Lender provided by law or by any other contract, agreement or instrument.

8. Governing Law; Severability; Usury.

(a) Governing Law. This Note shall be governed by, and construed in accordance with, the substantive law of the State of Illinois without regard to the application of choice of law principles, and Borrower hereby consents to the personal jurisdiction of the state courts of the State of Illinois and of the United States District Court for the Northern District of Illinois in any action that may be commenced by Lender to enforce its rights hereunder or under the Loan Documents.

(b) Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect, and shall be liberally construed in favor of Lender.

(c) Usury. It is the intention of Borrower and Lender to conform strictly to applicable laws governing the maximum rate of interest and other charges payable, including without limitation usury laws. Accordingly, if the transactions contemplated hereby would violate any such applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Lender (or if the Loan shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Lender resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess thereof, if any, provided for in the Loan Documents or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to Borrower.)

9. Notices.

(a) Any notice, election, communication, request, approval or other document or demand required or permitted under this Note shall be in writing and transmitted to the applicable party either by receipted courier service, or by the United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission (“Fax”) at the address or addresses indicated for such party below (and/or to such other address as such party may from time to time by written notice designate to the other):

To Borrower, as follows:

The Prime Group, Inc.

321 North Clark Street, Suite 2500

Chicago, IL 60610

Attention: Michael W. Reschke

Fax: 312-917-1511

With a copy to:

The Prime Group, Inc.

321 North Clark Street, Suite 2500

Chicago, IL 60610

Attention: Robert J. Rudnik

Fax: 312-917-8442

and

Pedersen & Houpt, P.C.

161 North Clark Street, Suite 3100

Chicago, IL 60601

Attention: Herbert J. Linn

Fax: 312-261-1104

To Lender, as follows:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: Stacie Yamane

Fax: 949-417-6520

and

c/o KBS Capital Advisors LLC

11755 Wilshire Blvd., Suite 1840

Los Angeles, CA 90025

Attention: Keith Hall

Fax: 310-772-6030

With a copy to:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: James Chiboucas

Fax: 949-417-6523

and

Morgan, Lewis & Bockius LLP

5 Park Plaza, Suite 1750

Irvine, California 92614

Attention: L. Bruce Fischer and Scott A. Morehouse

Fax: 949-399-7001

and shall be deemed delivered and received: (A) if delivery is made or Fax transmission completed before 5:00 p.m. recipient’s local time on a business day, or if tendered for delivery between 9:00 a.m. and 5:00 p.m. recipient’s local time on a business day and refused, then on the date of such actual or attempted delivery or completed transmission, as evidenced by postal or courier receipt or by the transmission log sheet generated by the sending Fax machine; and

otherwise (B) on the Business Day next following the date of actual delivery or completed transmission; provided, however, that any communication by Fax to be effective must be confirmed within three business days after transmission by duplicate notice delivered as otherwise provided herein.

10. Miscellaneous.

(a) Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of Lender’s rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim by Lender against Borrower relating to this Note, Borrower agrees to pay to Lender all actual third party costs and expenses incurred in connection therewith including reasonable attorney’s fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding, and in addition all costs, disbursements and allowances provided by law.

(b) Modification. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(c) Successors. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors and assigns whether by voluntary action of the parties or by operation of law. All of the rights, privileges and obligations hereof shall inure to the benefit of and bind such successors and assigns.

(d) Business Purpose. The undersigned represents and agrees that this Note evidences indebtedness arising from the regular conduct of Borrower’s business (which is carried on for the purpose of profit and not for household purposes), and that the indebtedness evidenced hereby constitutes a commercial business loan to an entity and is not usurious.

(e) Loan Agreement. To the extent not expressly stated otherwise herein, all of the terms and conditions of the Loan Agreement shall survive the execution of this Note and shall remain in full force and effect; provided, however, to the extent of any irreconcilable conflict between the terms and conditions of the Loan Agreement and this Note, the terms and provisions of this Note shall govern and control.

(f) No Waiver. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Without limiting the foregoing, no disbursement by Lender after a default by Borrower hereunder shall constitute a waiver of any of Lender’s remedies established or referred to hereunder or shall obligate Lender to make any further disbursement. No waiver, consent or approval of any kind by Lender shall be effective unless (and it shall be effective only to the extent) expressly set out in a writing signed and delivered by Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Lender to any other or further actions. In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the requirements contained herein, but such waiver in any instance or under any particular circumstances shall not be considered a waiver of such requirement or requirements in any other instance or under any other circumstance.

(g) Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF LENDER IN CONNECTION WITH THE LOAN. BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO DISBURSE THE MONEY EVIDENCED BY THIS NOTE AND TO ENTER INTO THE OTHER LOAN DOCUMENTS.

(h) Withdrawals From Accounts. Borrower hereby agrees that Lender shall have the right to withdraw from the Accounts, if any, any amount due Lender hereunder or under any other Loan Documents at the time such payment is due from Borrower. The insufficiency of any funds in the Accounts shall not in any way relieve Borrower from its obligations hereunder or under any other Loan Document and Borrower shall pay to Lender, from other sources, all amounts due to Lender hereunder or under the other Loan Documents, at the time such payment is due.

(i) Sole and Absolute Discretion. Any option, consent, approval, discretion or similar right of Lender set forth in this Note may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Note specifically require such option, consent, approval, discretion or similar right to be exercised in Lender’s reasonable discretion.

(j) Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

(k) Registered Form Provisions. The obligations evidenced by this Note to pay principal and interest may only be transferred by Lender’s surrendering the Note to Borrower, coupled with an instruction executed by Lender to Borrower to re-issue the Note to the transferee identified in the instruction, in which case Borrower shall, at its option, re-issue the Note endorsed with the name and address of any new holder or issue a new note in form identical to this Note made payable to the transferee (new notes shall be issued in any case where the Lender’s interest is transferred in part only or is transferred to more than one transferee).

This Note may not at any time be endorsed to, or made to the order of, bearer, nor may the Note be endorsed in blank.

[remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first set forth above.

BORROWER:

PRIME LASALLE/MADISON PARTNERS, LLC,
an Illinois limited liability company

By:	Prime/11 S. LaSalle, LLC, an Illinois limited liability company, its Manager

	By:	The Prime Group, Inc., an Illinois corporation, its Manager

		By:	/s/ Michael W. Reschke
Michael W. Reschke
Chairman and Chief Executive Officer

S-1